PRICING SUPPLEMENT NO. 2A                                         Rule 424(b)(3)
DATED: August 25, 1999                                        File No. 333-83049
(To Prospectus dated August 9, 1999
and Prospectus Supplement dated August 9, 1999)

                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $70,000,000   Floating Rate Notes [x]   Book Entry Notes [x]

Original Issue Date: 8/27/99    Fixed Rate Notes [_]      Certificated Notes [_]

Maturity Date: 8/29/2000        CUSIP#: 073928KS1

Option to Extend Maturity:      No    [x]
                                Yes   [_]   Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------          --------             -------            --------

        N/A                  N/A                 N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:


Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[_]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[_]   Federal Funds Rate                 Interest Reset Date(s):  *

[_]   Treasury Rate                      Interest Reset Period:  Three Months

[_]   LIBOR Reuters                      Interest Payment Date(s):  **

[x]   LIBOR Telerate

[_]   Prime Rate

[_]   CMT Rate

Initial Interest Rate:  5.57563%         Interest Payment Period:  Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  +0.08%

*  11/29/99; 2/29/2000; 5/29/2000 and  8/29/2000.

** 11/29/99; 2/29/2000; 5/29/2000 and  8/29/2000.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.